Exhibit 99.1

OPEN TEXT REPORTS RECORD REVENUE FOR FOURTH

QUARTER AND FISCAL 2004

Revenue Grows 98% - Results in Line With Guidance - Record Cash Flow

WATERLOO, ON—August 31, 2004—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), the world’s largest provider of enterprise content management (ECM) software, today announced financial results for its fourth quarter and fiscal year ended June 30, 2004. (1)

Financial Highlights

Total revenue for the fourth quarter was a record $105.0 million, up 98% from the same period last year and license revenue for the fourth quarter of $42.3 million grew by 76% over the prior year. Revenue results were broadly based, with 38% derived from North America, 57% from Europe and 5% from the Middle East and Asia. Total revenue for fiscal year 2004 was $291.1 million, up 64% from the same period last year, and total license revenue for fiscal year 2004 of $121.6 million grew by 60% over the prior year.

Open Text reported record adjusted net income for the fourth quarter of $14.5 million, a 49% increase from the same period last year. Adjusted earnings per share (EPS) for the quarter was $0.27. This compares to adjusted net income of $9.8 million in the fourth quarter a year ago, marking the 22nd consecutive profitable quarter for the Company. Open Text reported a 42% increase in total adjusted net income for the fiscal year of $40.1 million, with adjusted EPS of $0.85, compared to $28.2 million, or $0.68 EPS in fiscal 2003. (2)

Open Text reported total net income for the fourth quarter in accordance with U.S. generally accepted accounting principles (GAAP) of $9.0 million, or $0.16 diluted EPS, compared to net income of $9.4 million, or $0.22 diluted EPS in the fourth quarter a year ago. Net income for the fiscal year in accordance with US GAAP was $23.3 million, or $0.49 diluted EPS, compared to net income of $27.8 million, or $0.67 diluted EPS in fiscal 2003.

Total cash flow from operations in the fourth quarter was $16.9 million, or $0.31 per share, the highest quarterly cash flow ever recorded by the Company. As of June 30, 2004, total cash on hand was $157 million or $2.86 per share (fully diluted). The Company has no debt or convertible debt.

“We are pleased to have achieved record results in the quarter and for the fiscal year,” said Tom Jenkins, CEO of Open Text. “While Open Text continues to successfully consolidate the ECM industry, in the June quarter we defined our leadership position with the highest revenue growth, highest profitability and highest cash flow of all the major participants in our sector.”

At quarter end, total deferred revenue was $63.6 million, up $23.8 million, a 60% increase over the prior year. Maintenance renewal rates continue to be consistently strong with over 90% retention for the fourth quarter and full year.

Accounts receivable as of June 30, 2004, was $83.0 million, resulting in days sales outstanding (DSO) of 71 days, an improvement of 28 days from the previous quarter.

“We are very pleased with our ability to integrate IXOS into our product roadmap and operational model. In fact, the addition of IXOS has been immediately accretive to our results and has significantly expanded our global customer base,” said John Shackleton, President of Open Text. “As the world’s largest ECM vendor, our leadership position is driven by continued customer demand for our software. We continue to execute on a business model that does not rely on large deals. ” (3)

Open Text owns approximately 89% of IXOS Software AG. As of March 1, 2004, Open Text began including the results of IXOS in its financial statements on a consolidated basis.

Guidance

See accompanying Note (2)

The Company is maintaining its previously announced guidance for Fiscal Year 2005.

For Fiscal Year 2005 (which commenced July 1, 2004), Open Text expects revenue of $420 to $450 million with adjusted EPS of $1.10 to $1.30.

With the start of the new fiscal year, the Company is establishing quarterly guidance which reflects the inherent seasonality of the IXOS business combination. For the first quarter ending September 30, 2004, Open Text expects revenue of $87 to $93 million with adjusted EPS of $0.07 to $0.12.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (2) below for a discussion regarding net income per share in accordance with GAAP.

Recent Highlights

1. Open Text Acquires Digital Asset Management Vendor Artesia Technologies

The acquisition of Artesia Technologies, Inc. of Rockville, Md., is an important step towards helping customers better integrate and manage all types of media for improved content management and collaboration.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1490

2. Open Text and Siemens Business Services Announce European Alliance

The partnership is intended to provide customers with a comprehensive one-stop solution for consulting and system design, systems integration, deployment and ongoing support; and both parties have indicated the potential to extend the agreement into a global alliance in the future.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1483

3. Open Text Ranks High in Business 2.0’s List of the 100 Fastest Growing Technology Companies

Open Text ranked 11th in Business 2.0 magazine’s list of the 100 fastest growing technology companies, called the 2004 B2 100. The ranking was Open Text’s highest, a significant move up from 49th when Open Text last placed in the B2 100.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1477

4. Open Text Listed in the Leader Quadrant in Smart Enterprise Suite 2004 Magic Quadrant

Analyst firm Gartner, Inc., (NYSE: IT and ITB), a research and advisory firm with worldwide influence, has placed Open Text in the Leaders Quadrant of the Smart Enterprise Suite (SES) 2004 Magic Quadrant*. Gartner’s well-known Magic Quadrants define technology companies in a particular market segment based on their vision and ability to execute that vision.

For more information use the following link:

http://www.opentext.com/news/pr.html?id=1476

Upcoming Investor Events

Open Text announced plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date at:

www.opentext.com/investor/investor_events/

September 8, 2004

Silicon Valley Bank Tech Investors Forum

San Francisco, CA

September 30, 2004

CIBC World Markets Institutional Investor Conference

Quebec City, QC

November 9, 2004

Scotia Capital Investor Conference

Toronto, ON

November 16, 2004

Open Text Analyst Day

Phoenix, AZ

December 9, 2004

Open Text Annual General Meeting

Toronto, ON

Teleconference Call

Open Text invites the public to listen to the Company’s teleconference call discussing the financial results of its fourth quarter and fiscal year 2004.

Date:	Tuesday, August 31, 2004
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	45 minutes, approximately
Where:	416-640-1907

Please dial the above number approximately 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting. Replay of the call will be available beginning August 31, at 7:00 p.m. ET thru 11:59 p.m. on September 14, 2004 and can be accessed by dialing 416-640-1917 and using pass code #21056631.

For more information or to listen to the call via Web cast, please use the following link:

www.opentext.com/events/event.html?id=33509

Additional materials, including accompanying financial and operating statistics relating to these financial results may be obtained from the investor site within the Open Text corporate Web site at:

www.opentext.com/investor/quarterly_reports/index.html

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports more than 17 million seats across 13,000 deployments in 67 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

# # #

Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the benefits of any acquisition, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the potential for growth in the ECM market and its estimated size, the Company’s position in the market, and future opportunities therein, the benefits of the Company’s products to be realized by customers, the demand for and the extent of deployment of the Company’s products. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of fluctuations in currency exchange rates, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Form 10-K for the year ended June 30, 2003, and Form 10-Q for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2004 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1)	All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	The Company uses the financial measure adjusted EPS and adjusted net income to supplement its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted EPS and adjusted net income is not meant to be a substitute for net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measure. Adjusted EPS and adjusted net income are calculated as net income (or per share, as applicable), excluding the following estimated amounts (a) the amortization of acquired intangible assets (FY05 - $16.0 million), (b) other income, gain (loss) on investments (FY05 - nil), (c) income tax on equity gain (FY05 - nil), (d) restructuring charges including charges that will be incurred as a result of the acquisition of IXOS (FY05 - nil), (e) legal settlements (FY05 - nil). All of the aforementioned amounts are provided net of tax and extraordinary gains or losses. The term adjusted EPS and adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted EPS and adjusted net income provides useful information to investors because it excludes non-operational charges and is a better indication of Open Text’s profitability or expected profitability from recurring operations. The items excluded from the computation of adjusted EPS and adjusted net income, which are otherwise included in the determination of net income per share prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability. We have calculated adjusted net income on a consistent basis between periods.

The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP and (b) the assumptions referred to in note (2). This guidance assumes minimal fluctuations of currency exchange rates.

The following assumptions of Company management are an integral part of the guidance presented for FY05. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The guidance assumes a fully diluted weighted average number of shares for the quarter ending September 30, 2004, of 55 million shares, and for the fiscal year ending June 30, 2005, of 57.6 million shares.

(b) Guidance for adjusted EPS and net income per share is calculated on a fully-diluted basis, giving effect to the assumed exercise of the common share purchase warrants issued.

(c) Corporate income taxes are assumed at a rate in the mid 20% range.

(d) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

The Company has provided a reconciliation in note (2) above of its guidance for adjusted EPS to net income per share, which is the most comparable financial measure calculated and presented in accordance with GAAP. With respect to amortization of acquired intangible assets, the Company has retained the services of an independent valuator to assist in the valuation of intangible assets acquired through the business combination with IXOS. The Company estimates that the additional amortization will be approximately $2.5 million per quarter (net of tax) for the next 5 to 7 years and is based on previous experience with similar transactions. The specific amount of this amortization expense for future periods will be determined once this valuation work is completed.

(3)	Based on comparison of future annual revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

(in thousands, except share data)

	June 30, 2004	June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$156,987	$116,554
Accounts receivable—net of allowance for doubtful accounts of $3,628 as of June 30, 2004 and $1,933 as of June 30, 2003	82,996	35,855
Income taxes recoverable	7,041	484
Prepaid expenses and other assets	6,550	3,541
Deferred tax asset	18,776	7,688

Total current assets	272,350	164,122

Capital assets	24,678	10,011
Goodwill, net of accumulated amortization of $12,807 at June 30, 2004 and June 30, 2003	223,752	32,301
Deferred tax asset	27,668	8,674
Acquired intangibles	116,588	20,517
Other assets	5,719	3,062

	$670,755	$238,687

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$94,075	$31,596
Deferred revenues	62,661	38,086
Deferred tax liability	10,892	—

Total current liabilities	167,628	69,682

Long term liabilities:
Deferred revenues	915	1,696
Deferred tax liability	35,536	—
Accrued liabilities	23,620	4,912

Total long-term liabilities	60,071	6,608

Minority interest	10,051	—

Shareholders’ equity:
Share capital
51,054,786 and 39,136,518 Common Shares issued and outstanding at June 30, 2004 and June 30, 2003 respectively	427,015	204,343
Warrants	22,705	—
Accumulated other comprehensive income:
Cumulative translation adjustment	1,814	(119)
Accumulated deficit	(18,529)	(41,827)

Total shareholders’ equity	433,005	162,397

	$670,755	$238,687

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OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

(in thousands, except per share data)

	Three months ended June 30,		Twelve months ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues:
License	$42,348	$24,122	$121,642	$75,991
Customer support	38,886	18,356	108,812	63,091
Service	23,750	10,619	60,604	38,643

Total revenues	104,984	53,097	291,058	177,725
Cost of revenues:
License	4,333	1,682	10,784	6,550
Customer support	7,456	2,954	20,299	10,406
Service	18,998	7,953	47,319	28,241

Total cost of revenues	30,787	12,589	78,402	45,197

Gross profit	74,197	40,508	212,656	132,528

Operating expenses:
Research and development	15,133	8,700	43,616	29,324
Sales and marketing	31,821	15,541	87,362	54,532
General and administrative	7,712	3,131	22,795	13,509
Depreciation	2,629	1,268	7,103	5,009
Amortization of acquired intangible assets	5,422	1,189	11,306	3,236
Restructuring	—	—	10,005	—

Total operating expenses	62,717	29,829	182,187	105,610

Income from operations	11,480	10,679	30,469	26,918
Other income (expense)	(1,088)	797	217	2,788
Interest income	256	258	1,210	1,228

Income before income taxes	10,648	11,734	31,896	30,934
Provision for income taxes	1,373	2,348	7,270	3,177

Income from continuing operations before minority interest	9,275	9,386	24,626	27,757
Minority interest	303	—	1,328	—

Net income for the period	$8,972	$9,386	$23,298	$27,757

Deficit, beginning of the period	$(27,501)	$(51,213)	$(41,827)	$(60,004)
Repurchase of Common Shares	—	—	—	$(9,580)

Deficit, end of the period	$(18,529)	$(41,827)	$(18,529)	$(41,827)

Adjusted net income for the period (2)	$14,536	$9,778	$40,089	$28,205

Adjusted diluted net income per share (2)	$0.27	$0.23	$0.85	$0.68

Basic earnings per share	$0.18	$0.24	$0.53	$0.71

Diluted earnings per share	$0.16	$0.22	$0.49	$0.67

Weighted average number of Common Shares outstanding—basic	50,871	39,020	43,744	39,050

Weighted average number of Common Shares outstanding—diluted	54,799	41,860	47,272	41,394

[OPEN TEXT LOGO]

OPEN TEXT COPORATION

CONSOLIDATED STATEMENTS OF CASHFLOWS

(In thousands of US Dollars)

	Three months ended June 30,		Twelve months ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income for the period	$8,972	$9,386	$23,298	$27,757
Non-cash items:
Depreciation and amortization of acquired intangible assets	8,051	2,457	18,409	8,245
Undistributed earnings related to minority interest	303	—	1,328	—
Restructuring	—	—	10,005	—
Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	3,407	(5,607)	(952)	1,259
Prepaid and other assets	5,783	(1,143)	5,359	354
Deferred Tax Asset	(4,366)	—	(7,354)	—
Accounts payable and deferred revenues	(8,434)	2,246	(14,412)	2,670
Income taxes payable	—	—	—	(177)
Income taxes recoverable	3,054	714	1,760	(54)
Other	117	41	78	(35)

Net cash provided by operating activities	16,887	8,094	37,519	40,019

Cash flows used in investing activities:
Acquisitions of capital assets	(2,640)	(944)	(6,112)	(3,615)
Purchase of Centrinity Inc., net of cash acquired	—	—	—	(11,369)
Purchase of Corechange Inc., net of cash acquired	—	—	—	(2,695)
Purchase of Eloquent, net of cash acquired	—	—	—	(2,674)
Purchase of Gauss, net of cash acquired	—	—	(9,764)	—
Purchase of SER, net of cash acquired	—	—	(3,403)	—
Purchase of IXOS, net of cash acquired	(5,271)	—	19,367	—
Business acquisition costs	(9,094)	(1,455)	(15,736)	(1,455)
Purchase of patent	—	—	—	(1,246)
Proceeds on sale of investment	—	138	—	—
Other	(1,698)	(259)	(3,965)	(884)

Net cash used in investing activities	(18,703)	(2,520)	(19,613)	(23,938)

Cash flow from financing activities:
Payments of obligations under capital leases	(106)	—	(330)	—
Deferred costs	—	—	(668)	—
Other	56	—	—	243
Proceeds from issuance of Common Shares	1,949	2,405	18,274	7,007
Proceeds from warrants	3,540	—	4,660	—
Repurchase of Common Shares	—	—	—	(17,302)

Net cash provided by (used in) financing activities	5,439	2,405	21,936	(10,052)

Foreign exchange gain on cash held in foreign currency	21	477	591	630

Increase in cash and cash equivalents during the period	3,644	8,456	40,433	6,659
Cash and cash equivalents at beginning of period	153,343	108,098	116,554	109,895

Cash and cash equivalents at end of period	$156,987	$116,554	$156,987	$116,554

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION—RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

For the three and twelve month periods ended June 30, 2004 and 2003

(in thousands of US dollars, except per share data)

	Three month period ended June 30		Twelve month period ended June 30,
	2004	2003	2004	2003
Net income	$8,972	$9,386	$23,298	$27,757
Adjustments:
Restructuring	0	0	10,005	0
Amortization of acquired intangible assets	5,422	1,189	11,306	3,236
Other (income) expense	1,088	(797)	(217)	(2,788)
Legal settlement	539	0	539	0
Tax impact of the restructuring and amortization	(1,485)	0	(4,842)	0

Total adjustments	5,564	392	16,791	448

Adjusted net income	$14,536	9,778	$40,089	$28,205

Addback income tax expense	$2,858	$2,348	$12,112	$3,177

Adjusted net income excluding income tax	$17,394	12,126	$52,201	$31,382

Adjusted diluted net income per share	$0.27	$0.23	$0.85	$0.68

Adjusted diluted net income per share excluding income tax	$0.32	$0.29	$1.10	$0.76

Shares used to compute earnings per share
Diluted	54,799	41,860	47,272	41,394